Sales Report:Supplement No. 150 dated Mar 05, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 447287
This series of Notes was issued and sold upon the funding of the borrower loan #41110, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$159.91
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	103%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	0y 5m
Credit score:	740-759 (Feb-2010)	Total credit lines:	15	Occupation:	Student - College G...
Now delinquent:	0	Revolving credit balance:	$11,521	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	finance-mammalian	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high int. rate cc
When I graduated college I got a credit card to build my credit score and for emergencies. I was an idealistic kid who wanted to work in the nonprofit sector and my salary reflected this. I worked two jobs but still had a hard time making ends meet and I often used my credit card to pay for essentials. Slowly but surely the credit card balance crept up. After six years and two cross-country moves for work and school (which added to my debt) I knew it was time to get serious and pay these cards off. I currently never use my credit card but the balance just doesn't budge. Despite making more than the minimum payment, on time, every month I never seem to make any progress. Recently, my APR was arbitrarily raised to 18.9%! I think this is criminal because I have always made my payments on time and have an excellent credit score. Unfortunately for me, I am a credit card company's dream come true!

As you can imagine, this loan will be used to finally pay off my high interest credit card. i would much rather the interest that I am paying, go to a Prosper lender than a credit card company.

I am currently a graduate student at the Massachusetts Institute of Technology. In addition to classes, I have a part-time research position with a monthly salary. I also have scholarships and federal loans which pay for my tuition, living expenses, bills and incidentals.

I believe I am a good candidate for this loan because I will make my payments on time, every month. I am a hard-working person who is ready to be debt free! Well, except for my low-interest student loans which I am okay with! :)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skuba	$50.00	$50.00	2/19/2010 9:41:41 AM
thedoctor	$90.00	$90.00	2/19/2010 9:41:56 AM
calm-deal7	$25.00	$25.00	2/19/2010 9:42:03 AM
natural-greenback6	$25.00	$25.00	2/19/2010 9:42:07 AM
orgy63	$25.00	$25.00	2/19/2010 9:42:17 AM
nourishing-interest0	$25.00	$25.00	2/19/2010 9:42:13 AM
bold-bright-currency	$25.00	$25.00	2/19/2010 9:42:21 AM
friendly-worth3	$25.00	$25.00	2/19/2010 9:42:30 AM
personal-lender	$25.00	$25.00	2/19/2010 9:42:40 AM
DonaldColorado	$25.00	$25.00	2/19/2010 9:43:04 AM
delicious-social132	$25.00	$25.00	2/19/2010 9:43:06 AM
impeccable-transparency	$75.00	$75.00	2/19/2010 9:43:17 AM
credit-kahuna	$100.00	$100.00	2/19/2010 9:43:19 AM
hitsman	$50.00	$50.00	2/19/2010 9:43:22 AM
The-CAPS-fan	$30.00	$30.00	2/19/2010 9:43:41 AM
xstreamin	$25.00	$25.00	2/19/2010 9:43:53 AM
cpaphoto	$25.00	$25.00	2/19/2010 9:44:09 AM
gjh37	$25.00	$25.00	2/19/2010 9:44:20 AM
bonafide-cash	$50.00	$50.00	2/19/2010 9:44:26 AM
top-silver-american	$25.00	$25.00	2/19/2010 9:44:36 AM
Fiimg	$50.00	$50.00	2/19/2010 9:45:10 AM
foxy-fund	$50.00	$50.00	2/19/2010 9:45:18 AM
credit-force5	$25.00	$25.00	2/19/2010 9:45:26 AM
market-builder	$25.00	$25.00	2/19/2010 9:45:30 AM
AF-Chief	$28.00	$28.00	2/19/2010 9:45:48 AM
Havana21	$50.00	$50.00	2/19/2010 9:45:53 AM
gavinfh	$25.00	$25.00	2/19/2010 9:46:27 AM
head	$25.00	$25.00	2/19/2010 9:47:00 AM
integrity-doctor	$50.00	$50.00	2/19/2010 9:47:39 AM
don8ter	$25.00	$25.00	2/19/2010 9:47:54 AM
dlshap	$25.00	$25.00	2/19/2010 9:47:44 AM
techvet	$25.00	$25.00	2/19/2010 9:48:01 AM
Aeroman32	$25.00	$25.00	2/19/2010 9:48:07 AM
smallbizrule	$25.00	$25.00	2/19/2010 9:48:42 AM
agreement-point	$50.00	$50.00	2/19/2010 9:48:38 AM
steady-gain5	$25.00	$25.00	2/19/2010 9:48:46 AM
Khoff	$25.00	$25.00	2/19/2010 9:48:48 AM
jeffpac	$55.00	$55.00	2/19/2010 9:49:06 AM
kmr2	$200.00	$200.00	2/19/2010 9:49:01 AM
kbodendorf	$25.00	$25.00	2/19/2010 9:49:18 AM
keyfig	$50.00	$50.00	2/19/2010 9:49:16 AM
macjp123	$25.00	$25.00	2/19/2010 9:42:09 AM
progressive-asset	$100.00	$100.00	2/19/2010 9:42:18 AM
Cai8899	$50.00	$50.00	2/19/2010 9:43:15 AM
Clambake	$50.00	$50.00	2/19/2010 9:43:50 AM
bowdish1	$100.00	$100.00	2/19/2010 9:44:04 AM
best-deal-banker	$25.00	$25.00	2/19/2010 9:44:40 AM
meenan	$25.00	$25.00	2/19/2010 9:45:23 AM
mlopez2007	$25.00	$25.00	2/19/2010 9:45:46 AM
kulender	$25.00	$25.00	2/19/2010 9:45:50 AM
rcc7	$25.00	$25.00	2/19/2010 9:45:57 AM
scott73	$25.00	$25.00	2/19/2010 9:46:36 AM
Syzygy	$25.00	$25.00	2/19/2010 9:47:37 AM
webfeet	$25.00	$25.00	2/19/2010 11:40:20 AM
Patrician	$50.00	$50.00	2/19/2010 1:36:21 PM
dollardave	$100.00	$100.00	2/20/2010 11:30:17 AM
LoanerPrincipal	$50.00	$50.00	2/20/2010 8:54:15 PM
dollardave	$100.00	$100.00	2/21/2010 8:15:46 PM
bejfishing	$25.00	$25.00	2/23/2010 8:35:28 AM
radforj22	$25.00	$25.00	2/19/2010 9:41:49 AM
flexible-value	$31.00	$31.00	2/19/2010 9:42:00 AM
niskyfranchise	$25.00	$25.00	2/19/2010 9:42:25 AM
Kaj	$25.00	$25.00	2/19/2010 9:42:42 AM
lloyd_s	$25.00	$25.00	2/19/2010 9:42:50 AM
time4aloan	$50.00	$50.00	2/19/2010 9:42:57 AM
Speculator	$50.00	$50.00	2/19/2010 9:43:10 AM
duty-monger	$50.00	$50.00	2/19/2010 9:43:29 AM
peerlender	$30.00	$30.00	2/19/2010 9:43:30 AM
bchen78875	$25.00	$25.00	2/19/2010 9:43:38 AM
luckyldy	$35.00	$35.00	2/19/2010 9:44:13 AM
tntbuzz	$25.00	$25.00	2/19/2010 9:44:15 AM
jigsaw	$100.00	$100.00	2/19/2010 9:44:23 AM
friendly-market5	$25.00	$25.00	2/19/2010 9:44:49 AM
currency-oak	$25.00	$25.00	2/19/2010 9:44:53 AM
red-undaunted-kindness	$100.00	$100.00	2/19/2010 9:45:01 AM
hizzy	$25.00	$25.00	2/19/2010 9:45:37 AM
wampum-reaction2	$25.00	$25.00	2/19/2010 9:45:33 AM
charming-point	$300.00	$300.00	2/19/2010 9:46:01 AM
HHP	$25.00	$25.00	2/19/2010 9:46:07 AM
blissful-note7	$25.00	$25.00	2/19/2010 9:46:05 AM
unk1911	$25.00	$25.00	2/19/2010 9:46:19 AM
loanfairy	$25.00	$25.00	2/19/2010 9:46:38 AM
senorzookeeper	$25.00	$25.00	2/19/2010 9:46:24 AM
tranquil-diversification8	$25.00	$25.00	2/19/2010 9:47:08 AM
platinum-sorcerer6	$25.00	$25.00	2/19/2010 9:47:05 AM
skvat	$25.00	$25.00	2/19/2010 9:47:21 AM
Diversify_Further	$25.00	$25.00	2/19/2010 9:47:23 AM
asset-professor	$100.00	$100.00	2/19/2010 9:47:28 AM
dreammachine	$25.00	$25.00	2/19/2010 9:47:25 AM
supreme-hope	$25.00	$25.00	2/19/2010 9:47:57 AM
TeamRamRod	$25.00	$25.00	2/19/2010 9:47:46 AM
meux99	$25.00	$25.00	2/19/2010 9:48:00 AM
inspired-contract9	$50.00	$50.00	2/19/2010 9:48:04 AM
desertoasis	$25.00	$25.00	2/19/2010 9:49:09 AM
forthright-dedication	$25.00	$10.77	2/19/2010 9:49:21 AM
dollar-birdie	$50.00	$50.00	2/19/2010 9:41:35 AM
red-favorable-basis	$25.00	$25.00	2/19/2010 9:41:59 AM
elevated-platinum5	$50.00	$50.00	2/19/2010 9:43:16 AM
hyetech	$35.00	$35.00	2/19/2010 9:43:57 AM
Carpetkid	$25.00	$25.00	2/19/2010 9:44:02 AM
torion	$25.00	$25.00	2/19/2010 9:44:29 AM
money-maniac	$50.00	$50.00	2/19/2010 9:44:44 AM
Avala	$50.00	$50.00	2/19/2010 9:44:57 AM
falcon245sp	$25.00	$25.00	2/19/2010 9:45:28 AM
social-conductor4	$25.00	$25.00	2/19/2010 9:45:35 AM
honorable-yield	$75.00	$75.00	2/19/2010 9:45:45 AM
important-ore	$50.00	$50.00	2/19/2010 9:46:51 AM
KVEER	$25.00	$25.00	2/19/2010 9:47:17 AM
allenerb	$25.00	$25.00	2/19/2010 9:48:12 AM
capital-futurist	$25.00	$25.00	2/19/2010 9:48:21 AM
heavenly-justice9	$75.00	$75.00	2/19/2010 9:48:23 AM
invincible-duty	$25.00	$25.00	2/19/2010 9:48:35 AM
jasmarc	$25.00	$25.00	2/19/2010 9:48:53 AM
pure-treasure7	$25.00	$25.00	2/19/2010 9:48:56 AM
istttja	$25.00	$25.00	2/19/2010 9:48:59 AM
orbiter614	$40.23	$40.23	2/19/2010 10:38:34 AM
uncleubb	$25.00	$25.00	2/22/2010 3:01:47 PM
drysdale-sd	$25.00	$25.00	2/24/2010 10:57:13 AM
Jim33	$25.00	$25.00	2/24/2010 6:59:29 PM
fcukciti	$100.00	$100.00	2/26/2010 3:30:23 AM
flyer10631	$40.00	$40.00	2/26/2010 8:34:28 AM
121 bids
Borrower Payment Dependent Notes Series 448191
This series of Notes was issued and sold upon the funding of the borrower loan #41093, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Mar-01-2010
				Auction end date:	Mar-03-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.32%	Starting monthly payment:	$75.42
Final lender yield:	20.07%	Final borrower rate/APR:	21.07% / 23.32%	Final monthly payment:	$75.42

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	56%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 10	Length of status:	10y 1m
Credit score:	680-699 (Feb-2010)	Total credit lines:	47	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$31,886	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mboyd88	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	37 ( 100% )	680-699 (Latest)
Principal borrowed:	$4,501.00	< mo. late:	0 ( 0% )	700-719 (May-2008) 660-679 (Oct-2006)
Principal balance:	$735.98	1+ mo. late:	0 ( 0% )
Total payments billed:	37
Description
Need brakes and tires
I will use this loan to get brakes and tires for my vehicle.? A portion of it will be used to pay off my current Prosper loan so that I only have one note pay.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I think you?re a great candidate to pledge / bid for!!... Can you briefly list payments on other car loans, personal loans, credit cards, mortgages, etc?.. Also, what are the monthly utilities, ins., living expenses, leases, etc. payments?.. THANKS! - SmartConsolidation
A: For everything we pay each month the totals are 3200 on the first and 3100 on the fifteenth. I hope this is sufficient and easier to manage than adding and working with a bunch of numbers. We only have one car note. (Mar-03-2010)
Q: Can you briefly explain your income and employment status more? Is this monthly amount before or after taxes are taken out? Also, does the amount listed include your significant others income or is this separate? - SmartConsolidation
A: I am a E6 over 16 my take home is 4088 and wifes is 3700. Her income was not included in the figure in the listing but will be used to satisfy the loan. (Mar-03-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	3/1/2010 4:25:24 PM
lender12345	$25.00	$25.00	3/3/2010 11:17:06 AM
MrVegas	$1,000.00	$900.16	3/3/2010 9:06:29 AM
Aberdeen	$350.00	$350.00	3/3/2010 9:08:26 AM
Aberdeen	$350.00	$350.00	3/3/2010 9:08:32 AM
Top_Gun_Lender	$26.67	$26.67	3/3/2010 10:12:31 AM
DRA-Properties	$25.00	$25.00	3/3/2010 3:13:30 PM
caseattle	$25.00	$25.00	3/1/2010 4:38:09 PM
IPG1	$25.00	$25.00	3/2/2010 5:11:35 AM
UCLA4life	$25.00	$25.00	3/3/2010 7:55:27 AM
selector568	$98.17	$98.17	3/3/2010 2:04:42 PM
Bank_Of_XL	$100.00	$100.00	3/3/2010 3:20:31 PM
bondhedger	$25.00	$25.00	3/3/2010 3:23:49 PM
13 bids
Borrower Payment Dependent Notes Series 448823
This series of Notes was issued and sold upon the funding of the borrower loan #41091, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Mar-03-2010
				Auction end date:	Mar-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.30%	Final monthly payment:	$56.55

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1993	Debt/Income ratio:	63%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	9y 2m
Credit score:	640-659 (Feb-2010)	Total credit lines:	46	Occupation:	Food Service Manage...
Now delinquent:	24	Revolving credit balance:	$8,820	Stated income:	$25,000-$49,999
Amount delinquent:	$4,356	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	35
Screen name:	suprmdl0001	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	57 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-679 (Dec-2007) 560-579 (Jun-2007) 620-639 (Mar-2007)
Principal balance:	$1,905.03	1+ mo. late:	0 ( 0% )
Total payments billed:	57
Description
payoff credit cards
Purpose of loan:
(explain what you will be using this loan for) paying off high interest ?credit cards and boosting my credit score

My financial situation:
i will be?paying down high interest credit cards and boosting my credit score

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 300.00
??Car expenses: $ 250.00
??Utilities: $ 350.00
??Phone, cable, internet: $ 80.00Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dave_Cashflow	$47.16	$47.16	3/3/2010 4:13:53 PM
econgineer	$25.00	$25.00	3/3/2010 7:09:46 PM
Aberdeen	$350.00	$350.00	3/3/2010 9:54:21 PM
aztocas	$25.00	$25.00	3/3/2010 8:16:50 PM
Bob450	$25.00	$25.00	3/3/2010 9:53:56 PM
Unitas4302	$100.00	$100.00	3/3/2010 7:07:26 PM
Aberdeen	$350.00	$350.00	3/3/2010 9:54:20 PM
Jasmel	$300.00	$202.84	3/3/2010 8:27:36 PM
UCLA4life	$25.00	$25.00	3/3/2010 4:25:04 PM
selector568	$100.00	$100.00	3/3/2010 8:28:30 PM
10 bids
Borrower Payment Dependent Notes Series 447774
This series of Notes was issued and sold upon the funding of the borrower loan #41113, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Feb-24-2010
				Auction end date:	Mar-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	27.28%	Final borrower rate/APR:	28.28% / 30.63%	Final monthly payment:	$124.55

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.24%
Lender servicing fee:	1.00%	Estimated return:	12.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	14 / 13	Length of status:	1y 5m
Credit score:	660-679 (Feb-2010)	Total credit lines:	41	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$11,993	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	dlzhk	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 100% )	660-679 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	680-699 (Sep-2009) 700-719 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Expanding my Exising Law Firm
Purpose of loan:
This loan will be used to continue to expand my law firm.?

My financial situation:
I am a good candidate for this loan because:
????(1) I have been averaging about $12,000 in gross revenues for the past year;
????(2) I paid?back my previous Prosper loan on time and was never late with any payments;
????(3) I have very low overhead.?

Monthly net income: $?9,000???

Monthly expenses: $
??Housing: $ 3700
??Insurance: $ 100
??Car expenses: $ 100?
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 800
??Clothing, household expenses $?50
??Credit cards and other loans: $ 400
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Do u provide assistance for loan modification? Also, explain the delinquencies - answer publicly. - GreenNotes
A: I have helped several clients in debt reduction and loan modification. The delinquencies were from several years ago, when I was paying off student loans and other debts. I have not had any delinquencies in over 2 years (close to 3 years), I'm not sure if the credit report has been updated. I note that I paid off the previous prosper loan on time and never missed a monthly payment. (Feb-26-2010)
Q: hi, another New Yorker here. Which part of the law do you practice mostly in? - allbalooboy2
A: I have a very unique practice. About 40% of my practice is patents, trademarks and copyrights (otherwise known as intellectual property law). Another 40% of my practice is matrimonial and family law (including divorce mediation). The remaining 20% is a mixture of general litigation and real estate. As far as I know I'm the only attorney who practices in both matrimonial and intellectual property law. (Feb-27-2010)
Q: 2 questions. Have you paid off all 7 delinquencies yet? And do you plan to pay off this loan less than 3 years if your loan get funded? Thanks. - justice-hawk
A: I have paid off all my delinquencies. In terms of all my current debt obligations (credit cards, mortgage), I pay more than the minimum due each month to cut down on the interest payments. In that way I would pay off this loan in less than 3 years if it gets funded. (Mar-01-2010)
Q: How will this loan be used? You mentioned expanding your law firm, but could you elaborate further? If you are willing, please detail your expansion plans and how the money will be allocated. - a-silver-booster
A: I will some of the funds for advertising on the radio (last time I advertised on the radio, I got great results and several new clients) and other advertising efforts. I will use some of the funds to continue working with a marketing expert (who I currently have paid through the end of March). I may use some of the funds to hire a part-time paralegal to help alleviate the work load. (Mar-02-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlphaInternational	$25.00	$25.00	2/27/2010 3:29:59 AM
fillholdingsllc	$25.00	$25.00	2/27/2010 9:03:12 AM
boo_hoo	$50.00	$50.00	2/26/2010 6:44:48 PM
ladyorayne	$100.00	$100.00	2/28/2010 1:10:59 PM
greenfuzz	$45.15	$45.15	3/1/2010 11:04:57 AM
heritage_loans	$30.00	$30.00	3/1/2010 6:51:40 AM
mistrmark	$50.00	$50.00	3/1/2010 8:57:48 PM
Moe87	$25.99	$25.99	3/2/2010 1:35:27 PM
wild-orange	$25.00	$25.00	3/3/2010 1:42:09 AM
credit-missile	$50.00	$50.00	3/3/2010 7:21:57 AM
atomantic	$100.00	$100.00	3/3/2010 2:11:46 AM
Champion_Lending	$25.00	$25.00	3/3/2010 8:49:32 AM
martymaniaman	$25.00	$25.00	3/3/2010 12:47:12 PM
bold-unflappable-market	$25.00	$25.00	3/3/2010 1:20:51 PM
slimlivin	$53.30	$53.30	3/3/2010 9:58:42 AM
cash-spinner	$25.00	$25.00	3/3/2010 1:31:09 PM
113121	$75.00	$75.00	3/3/2010 1:38:58 PM
carrinel	$60.00	$60.00	3/3/2010 10:21:49 AM
skillful-asset5	$50.00	$50.00	3/3/2010 2:05:45 PM
brightest-dignified-penny	$25.00	$25.00	3/3/2010 10:48:41 AM
DasMula	$77.00	$77.00	3/3/2010 3:38:44 PM
NekHoldings	$25.00	$25.00	3/3/2010 3:39:45 PM
ksubd	$60.00	$60.00	3/3/2010 3:40:59 PM
social-conductor4	$25.00	$23.09	3/3/2010 3:55:34 PM
PotBellyPete	$25.00	$25.00	3/3/2010 1:02:43 PM
mkvance	$38.40	$38.40	3/3/2010 11:10:03 AM
trade-elm	$25.00	$25.00	3/3/2010 2:23:11 PM
gold-cluster	$100.00	$100.00	3/3/2010 2:40:45 PM
sharp-return7	$26.00	$26.00	3/3/2010 2:48:53 PM
creative-market5	$72.96	$72.96	3/3/2010 1:37:20 PM
Skeptical-one	$50.00	$50.00	3/3/2010 2:53:23 PM
revenue-appraiser	$25.00	$25.00	3/3/2010 3:30:06 PM
himistu22	$25.00	$25.00	3/3/2010 3:33:10 PM
money-encourager	$25.00	$25.00	3/3/2010 3:50:18 PM
SolarMoonshine	$200.00	$200.00	2/25/2010 5:35:52 PM
Unitas4302	$100.00	$100.00	2/27/2010 4:42:05 PM
CoolPlexer	$25.00	$25.00	2/27/2010 5:55:48 PM
joefoolz	$25.00	$25.00	2/28/2010 6:51:39 PM
eboomer2611	$25.00	$25.00	2/28/2010 12:04:07 PM
glroark	$100.00	$100.00	3/1/2010 12:23:07 PM
good4loan	$25.00	$25.00	3/1/2010 2:19:10 PM
Kash2010lu	$50.00	$50.00	3/1/2010 6:58:54 PM
Iceman1347	$25.00	$25.00	3/1/2010 9:15:39 PM
investment-daydream	$40.74	$40.74	3/2/2010 4:41:40 PM
FundsSmith	$59.13	$59.13	3/3/2010 5:17:02 AM
cognizant-rate732	$100.00	$100.00	3/3/2010 7:02:54 AM
Hobson	$30.00	$30.00	3/3/2010 7:21:16 AM
newstar2000	$25.00	$25.00	3/3/2010 9:18:33 AM
credit-missile	$100.00	$100.00	3/2/2010 9:24:00 PM
lender12345	$25.00	$25.00	3/3/2010 11:04:31 AM
five-star-note	$50.00	$50.00	3/3/2010 9:19:44 AM
Leshan	$51.08	$51.08	3/3/2010 12:53:03 PM
velocity-winner	$25.00	$25.00	3/3/2010 1:15:07 PM
ultimate-peace	$100.00	$100.00	3/3/2010 1:58:02 PM
shrewd-income	$50.00	$50.00	3/3/2010 7:52:29 AM
OGS_Capital	$25.00	$25.00	3/3/2010 10:54:30 AM
ChiPhi49083	$28.85	$28.85	3/3/2010 11:23:03 AM
responsible-worth113	$35.00	$35.00	3/3/2010 3:39:48 PM
bull_lender	$36.00	$36.00	3/3/2010 3:50:43 PM
thisbucksforu	$25.00	$25.00	3/3/2010 1:21:04 PM
fireferd	$32.31	$32.31	3/3/2010 1:26:22 PM
jhernand17	$25.00	$25.00	3/3/2010 3:39:28 PM
basis-image	$25.00	$25.00	3/3/2010 1:50:11 PM
HenlopenCapital	$25.00	$25.00	3/3/2010 2:59:30 PM
autumn_leaves	$25.00	$25.00	3/3/2010 3:32:40 PM
65 bids
Borrower Payment Dependent Notes Series 447804
This series of Notes was issued and sold upon the funding of the borrower loan #41088, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Feb-24-2010
				Auction end date:	Mar-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42
Final lender yield:	33.15%	Final borrower rate/APR:	34.15% / 36.59%	Final monthly payment:	$268.54

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	17y 0m
Credit score:	660-679 (Feb-2010)	Total credit lines:	32	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$8,677	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	18
Screen name:	macs4u	Borrower's state:	California	Borrower's group:	Chicago Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$14,500.00	< mo. late:	0 ( 0% )	640-659 (Mar-2008) 640-659 (Nov-2007) 660-679 (Mar-2007)
Principal balance:	$3,106.29	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Dental implants needed
This is the 2nd time placing this ad because last week I mistakenly put that I was employed and I am self employed. I could not provide a w-2 and the loan was cancelled by Prosper. Please bid on my loan again. The 1st listing was rated "C" and now it is "E" and the only thing I have changed is my employment status to SELF EMPLOYED.

Purpose of loan:
This loan is to have my missing front tooth replaced with a dental implant.
I have placed this loan at 28% with the hopes that it will get attention and bid down.

My past financial situation:
I have been an Apple Authorized reseller and service provider since 1994 when I opened my first retail office. I built my office up to 5 full time employees by 1999. In about 2001 the big box stores came to town, I tried everything to stay open but found myself in a position that had no way out as employees left. I became very frustrated with the fact that I would spend so much time and money training and keeping high tech employees.

In 2003 I made the hardest decision of my life to file bankruptcy at the recommendation of my CPA and close my store. Soon after I found that not having employees was a very good thing. I was also able to pick and keep the best customers and service them even better all myself. This turned out to be the best thing to ever happen to me.

www.macservices.net

My Current financial situation:
Just sold my 2007 Honda Element and have $550 less in payments.

Assets free and clear:
1976 BMW R100/7, $3500.
1951 Chevy Truck 3 window, $9,000.
1951 Chevy Truck 5 window, $12,000.
1994 Crown Victoria, $2500, This is my daily computer assault vehicle.

Delinquencies:
All delinquencies are from the Business Bankruptcy in 2003.

Monthly gross income: $ 6500 to 7500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	2/24/2010 3:59:12 PM
tallmon	$25.00	$25.00	2/24/2010 3:59:46 PM
anton	$150.00	$150.00	2/24/2010 3:59:49 PM
natural-greenback6	$25.00	$25.00	2/24/2010 3:59:53 PM
elegant-loot	$25.00	$25.00	2/24/2010 3:59:57 PM
important-ore	$50.00	$50.00	2/24/2010 4:00:03 PM
Nickle-and-Dime-Loans	$25.00	$25.00	2/24/2010 3:59:06 PM
AF-Chief	$28.00	$28.00	2/24/2010 3:59:33 PM
pkp121	$25.00	$25.00	2/24/2010 4:00:23 PM
point	$25.00	$25.00	2/24/2010 4:00:40 PM
PatriotKnight	$25.00	$25.00	2/24/2010 4:00:51 PM
resource777	$25.00	$7.81	2/24/2010 4:00:55 PM
SolarMoonshine	$25.00	$25.00	2/24/2010 5:22:08 PM
Bob450	$50.00	$50.00	2/24/2010 9:43:33 PM
penny-surgeon	$25.00	$25.00	2/24/2010 4:34:22 PM
cashhelp	$25.00	$25.00	2/24/2010 4:41:21 PM
kingston1	$25.00	$25.00	2/24/2010 7:39:00 PM
drcoop	$25.00	$25.00	2/25/2010 12:10:36 AM
order-brigade	$25.00	$25.00	2/25/2010 4:14:28 PM
five-star-note	$75.00	$75.00	2/26/2010 11:51:13 AM
BradP	$50.00	$50.00	2/26/2010 12:30:36 PM
twjh	$25.00	$25.00	2/26/2010 10:32:20 AM
unger	$50.00	$50.00	2/26/2010 7:35:33 PM
allbalooboy2	$25.00	$25.00	2/26/2010 8:56:25 PM
chameleon125	$25.00	$25.00	2/28/2010 10:59:24 AM
nshabani6	$25.00	$25.00	3/1/2010 1:14:39 PM
return-grizzly	$100.00	$100.00	3/1/2010 11:39:08 AM
good4loan	$25.00	$25.00	3/1/2010 2:20:11 PM
new-peso-concerto	$33.00	$33.00	3/2/2010 9:09:35 AM
Iceman1347	$25.00	$25.00	3/1/2010 9:16:50 PM
4mylittleindy	$25.00	$25.00	3/2/2010 10:04:58 AM
realtormoises	$25.00	$25.00	3/2/2010 10:13:34 AM
kevlar	$25.00	$25.00	3/1/2010 10:59:40 PM
quickstep	$200.00	$200.00	3/2/2010 6:58:17 AM
toxicbutterfly	$30.00	$30.00	3/2/2010 11:30:09 AM
lucrative-loan	$200.00	$200.00	3/2/2010 3:05:45 PM
Gandalf0001	$25.00	$25.00	3/2/2010 5:52:03 PM
Pilot12	$25.00	$25.00	3/2/2010 8:16:14 PM
autumn_leaves	$25.00	$25.00	3/2/2010 6:19:33 PM
Your_Bank	$25.00	$25.00	3/2/2010 6:46:57 PM
113121	$100.00	$100.00	3/3/2010 6:14:43 AM
creative-market5	$50.00	$50.00	3/2/2010 8:37:04 PM
bull_lender	$36.00	$36.00	3/2/2010 9:08:11 PM
fund-secret-agent	$25.00	$25.00	3/2/2010 6:14:27 PM
newstar2000	$25.00	$25.00	3/3/2010 9:15:54 AM
atomantic	$75.00	$75.00	3/3/2010 2:14:25 AM
trade-elm	$50.00	$50.00	3/3/2010 12:02:26 PM
tdorren	$29.23	$29.23	3/3/2010 1:05:53 PM
Bob450	$50.00	$50.00	3/3/2010 9:51:16 AM
umfan123	$25.00	$25.00	3/3/2010 6:46:12 AM
gold-cluster	$100.00	$100.00	3/3/2010 2:39:13 PM
courteous-note1	$50.00	$50.00	3/3/2010 10:44:41 AM
gold-cluster	$100.00	$100.00	3/3/2010 2:42:54 PM
lender12345	$25.00	$25.00	3/3/2010 11:06:00 AM
capital-galaxy	$200.00	$200.00	3/3/2010 11:31:51 AM
Graven33	$33.68	$33.68	3/3/2010 3:48:51 PM
wwwUniversal	$25.00	$25.00	3/3/2010 10:59:51 AM
Gregger	$25.00	$25.00	3/3/2010 12:50:08 PM
113121	$50.00	$50.00	3/3/2010 1:38:07 PM
jhernand17	$25.00	$25.00	3/3/2010 3:40:43 PM
ultimate-peace	$100.00	$100.00	3/3/2010 2:04:52 PM
Rip128	$100.00	$100.00	3/3/2010 2:11:16 PM
Rip128	$25.00	$25.00	3/3/2010 3:53:27 PM
Kaj	$25.00	$25.00	2/24/2010 3:59:21 PM
oldmora	$25.00	$25.00	2/24/2010 3:59:30 PM
desertoasis	$25.00	$25.00	2/24/2010 3:59:37 PM
friendly-worth3	$25.00	$25.00	2/24/2010 4:00:12 PM
autonomous-truth	$25.00	$25.00	2/24/2010 4:00:36 PM
seisen	$100.00	$100.00	2/24/2010 3:59:25 PM
klinebarger	$25.00	$25.00	2/24/2010 4:00:16 PM
point-shooter	$25.00	$25.00	2/24/2010 4:00:47 PM
Mark-M	$25.00	$25.00	2/24/2010 7:23:28 PM
Aberdeen	$350.00	$350.00	2/24/2010 6:35:45 PM
big_balla	$25.00	$25.00	2/26/2010 2:05:37 AM
big_balla	$25.00	$25.00	2/26/2010 2:06:09 AM
currency-bumblebee	$50.00	$50.00	2/26/2010 10:50:06 AM
spfreerider	$40.22	$40.22	2/26/2010 2:07:12 PM
sweet-payout5	$25.00	$25.00	2/27/2010 5:49:50 AM
UCLA4life	$25.00	$25.00	2/26/2010 4:36:46 PM
aggresive-nickel2	$50.00	$50.00	2/26/2010 8:11:51 PM
kind-efficient-credit	$45.00	$45.00	2/27/2010 12:17:39 PM
CoffeyvilleKS	$25.00	$25.00	2/27/2010 3:23:10 PM
113121	$25.00	$25.00	2/28/2010 8:02:20 AM
gold-cluster	$100.00	$100.00	2/28/2010 8:43:46 AM
Wyatte	$78.51	$78.51	2/28/2010 6:59:56 PM
goldenhamster	$50.00	$50.00	2/28/2010 8:44:08 PM
golffish2	$100.00	$100.00	3/1/2010 4:10:48 AM
heritage_loans	$30.00	$30.00	3/1/2010 6:52:19 AM
Kash2010lu	$100.00	$100.00	3/1/2010 7:03:30 PM
Kash2010lu	$50.00	$50.00	3/1/2010 7:19:57 PM
golffish2	$100.00	$100.00	3/2/2010 4:49:32 AM
vigilance-searcher	$25.00	$25.00	3/2/2010 11:19:04 AM
payout-bridge	$315.65	$315.65	3/2/2010 4:35:00 PM
jjsparks28	$25.66	$25.66	3/2/2010 4:26:14 PM
113121	$40.00	$40.00	3/2/2010 4:51:55 PM
The-Lighthouse-Group	$25.00	$25.00	3/2/2010 6:45:08 PM
Tono	$30.00	$30.00	3/2/2010 4:53:17 PM
innovator2	$50.00	$50.00	3/3/2010 7:13:54 AM
GeelongTrader	$100.00	$100.00	3/2/2010 9:33:40 PM
sunnygee	$25.17	$25.17	3/3/2010 8:32:01 AM
sflash	$25.00	$25.00	3/3/2010 5:43:40 AM
cognizant-rate732	$100.00	$100.00	3/3/2010 7:01:58 AM
bobd32	$25.00	$25.00	3/3/2010 11:21:01 AM
innovator2	$100.00	$100.00	3/3/2010 12:52:24 PM
velocity-winner	$25.00	$25.00	3/3/2010 1:16:45 PM
Value-Crusader5	$27.35	$27.35	3/3/2010 7:33:32 AM
glowman76	$25.00	$25.00	3/3/2010 2:56:50 PM
transparency-tomahawk	$25.00	$25.00	3/3/2010 3:03:39 PM
responsible-worth113	$45.00	$45.00	3/3/2010 3:40:35 PM
Rip128	$100.00	$100.00	3/3/2010 12:44:12 PM
martymaniaman	$32.72	$32.72	3/3/2010 12:46:40 PM
sparkling-contract7	$25.00	$25.00	3/3/2010 1:38:04 PM
NekHoldings	$25.00	$25.00	3/3/2010 3:40:07 PM
skillful-asset5	$40.00	$40.00	3/3/2010 2:07:16 PM
DasMula	$77.00	$77.00	3/3/2010 3:39:39 PM
DasMula	$50.00	$50.00	3/3/2010 3:58:23 PM
116 bids
Borrower Payment Dependent Notes Series 448396
This series of Notes was issued and sold upon the funding of the borrower loan #41090, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Mar-01-2010
				Auction end date:	Mar-02-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$77.35
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$77.31

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	32y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	17	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$11,422	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	javajan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 96% )	760-779 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 4% )	780-799 (Feb-2008)
Principal balance:	$1,162.55	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Bathroom repair and updating
Purpose of loan:
This loan will be used to add to replace and repair my bathtub in my bathroom.

My financial situation:
I am a good candidate for this loan because of my entreprenural ability. I am a thrifty person and I have never been late in meeting my financial obligations. I have an excellent credit rating from all three credit reporting agencies. I have purchased a home, updated it while living there, and resold it for twice the amount. I have done that twice before, once in Oakland, California and once in San Leandro, California. Now I am doing it for a third time in Santa Rosa, CA.

Monthly net income: $2400.00 from a job as a graphic design.er
Monthly expenses:
? Housing: $335.62 + 960.00
? Insurance: $75
? Utilities: $50
? Phone, internet: $60
? Food: $200
? Credit cards and other loans: $350
? Other expenses: $100
Total expenses: $2000.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kenji4861	$50.00	$50.00	3/1/2010 4:20:11 PM
Kaj	$25.00	$25.00	3/1/2010 4:41:01 PM
Microfinancer	$25.00	$25.00	3/1/2010 4:41:22 PM
dollar-birdie	$50.00	$50.00	3/1/2010 4:34:18 PM
unk1911	$25.00	$25.00	3/1/2010 4:38:57 PM
trustworthy-finance6	$25.00	$25.00	3/1/2010 4:46:51 PM
Cai8899	$75.00	$75.00	3/1/2010 4:40:36 PM
delicious-social132	$40.00	$40.00	3/1/2010 4:40:45 PM
HHP	$25.00	$25.00	3/1/2010 4:41:09 PM
skuba	$50.00	$50.00	3/1/2010 4:48:37 PM
friendly-worth3	$25.00	$25.00	3/1/2010 4:40:54 PM
asset-professor	$100.00	$100.00	3/1/2010 4:46:11 PM
honorable-yield	$75.00	$75.00	3/1/2010 4:45:18 PM
mlopez2007	$25.00	$25.00	3/1/2010 4:45:27 PM
desertoasis	$25.00	$25.00	3/1/2010 4:47:07 PM
Sam65	$25.00	$25.00	3/1/2010 4:47:43 PM
elgollo	$25.00	$25.00	3/1/2010 4:47:48 PM
woodenshoes	$25.00	$25.00	3/1/2010 4:57:50 PM
meenan	$25.00	$25.00	3/1/2010 4:50:43 PM
platinum-platoon	$25.00	$25.00	3/1/2010 5:00:08 PM
rolandweary	$30.00	$30.00	3/1/2010 4:50:58 PM
community-saver158	$25.00	$25.00	3/1/2010 5:02:48 PM
top-silver-american	$50.00	$50.00	3/1/2010 4:54:44 PM
Phantom99	$25.00	$25.00	3/1/2010 4:54:49 PM
Goodlender42	$25.00	$25.00	3/1/2010 4:56:44 PM
justalender	$25.00	$25.00	3/1/2010 4:55:44 PM
PaulHenry	$25.00	$25.00	3/1/2010 4:58:15 PM
zielojo	$25.00	$25.00	3/1/2010 4:58:40 PM
helping-out	$25.00	$25.00	3/1/2010 4:59:32 PM
Tallac-Capital	$25.00	$25.00	3/1/2010 5:29:55 PM
unassuming-reward	$25.00	$25.00	3/1/2010 5:03:51 PM
credit-coach118	$40.00	$40.00	3/1/2010 8:22:50 PM
balance6	$25.00	$25.00	3/1/2010 5:18:54 PM
Billfred	$25.00	$25.00	3/1/2010 10:05:35 PM
red-favorable-basis	$25.00	$25.00	3/1/2010 5:22:33 PM
grampy48	$25.00	$25.00	3/1/2010 5:29:07 PM
inspired-contract9	$50.00	$50.00	3/1/2010 5:29:20 PM
entertaining-greenback2	$25.00	$25.00	3/1/2010 5:29:58 PM
wormdc	$25.00	$25.00	3/2/2010 12:11:58 AM
buckyhead2000	$25.00	$25.00	3/2/2010 1:07:05 AM
lloyd_s	$25.00	$25.00	3/1/2010 4:40:25 PM
radforj22	$25.00	$25.00	3/1/2010 4:41:38 PM
flexible-value	$31.00	$31.00	3/1/2010 4:41:50 PM
lean-velocity	$25.00	$25.00	3/1/2010 4:34:08 PM
jeffpac	$55.00	$55.00	3/1/2010 4:39:29 PM
kulender	$25.00	$25.00	3/1/2010 4:38:49 PM
senorzookeeper	$25.00	$25.00	3/1/2010 4:47:14 PM
keyfig	$50.00	$50.00	3/1/2010 4:39:40 PM
note-sensation	$25.00	$25.00	3/1/2010 4:41:17 PM
reflective-deal8	$50.00	$50.00	3/1/2010 4:41:31 PM
credit-force5	$25.00	$25.00	3/1/2010 4:44:47 PM
market-builder	$25.00	$25.00	3/1/2010 4:45:04 PM
wampum-reaction2	$25.00	$25.00	3/1/2010 4:45:11 PM
loanfairy	$25.00	$25.00	3/1/2010 4:45:49 PM
capital-futurist	$25.00	$25.00	3/1/2010 4:46:16 PM
kindness-percolator5	$25.00	$25.00	3/1/2010 4:47:32 PM
rate-raker3	$25.00	$25.00	3/1/2010 4:47:39 PM
crawfingers	$25.00	$25.00	3/1/2010 4:47:01 PM
bonus-adventure3	$25.00	$25.00	3/1/2010 4:49:28 PM
bradny	$25.00	$25.00	3/1/2010 4:51:15 PM
lendersf	$95.00	$95.00	3/1/2010 4:51:27 PM
jaker	$25.00	$25.00	3/1/2010 4:59:56 PM
important-ore	$50.00	$50.00	3/1/2010 4:53:05 PM
economy-association	$25.00	$25.00	3/1/2010 4:53:13 PM
djs81	$25.00	$25.00	3/1/2010 5:01:37 PM
wiselady	$25.00	$25.00	3/1/2010 4:52:39 PM
Zanch	$25.00	$25.00	3/1/2010 4:57:34 PM
Merganser	$25.00	$25.00	3/1/2010 4:58:58 PM
mikeandcat	$100.00	$100.00	3/1/2010 5:02:03 PM
aasx1108	$25.00	$25.00	3/1/2010 6:22:26 PM
christifa	$25.00	$25.00	3/1/2010 11:07:11 PM
CorMDNY	$25.00	$25.00	3/1/2010 5:29:28 PM
julijask	$32.73	$32.73	3/1/2010 5:36:40 PM
skvat	$25.00	$25.00	3/1/2010 10:11:55 PM
webfeet	$25.00	$1.27	3/2/2010 6:00:46 AM
springpanda	$25.00	$25.00	3/2/2010 12:15:37 PM
scientists	$25.00	$25.00	3/2/2010 1:30:41 PM
77 bids